Exhibit 99.1

BLINK CHARGING ANNOUNCES FIRST QUARTER 2021 RESULTS

-	Blink-owned charging stations contracted or deployed during the quarter grew by over 370% compared to the first quarter 2020
-	First quarter 2021 revenue increased 72% over first quarter 2020
-	1,597 commercial and residential EV charging stations were contracted, sold, or deployed during first quarter 2021
-	Completed equity raise of $232 million to accelerate EV infrastructure growth

Miami Beach, FL – May 13, 2021 – Blink Charging Co. (Nasdaq: BLNK, BLNKW) (“Blink” or the “Company”), a leading owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the first quarter ended March 31, 2021.

Selected First Quarter 2020 Highlights:

●	The Company made continued progress with its owner/operator strategy; the number of commercial Blink-owned charging stations contracted or deployed during the quarter grew by over 370% in the first quarter compared to the prior year period.
●	Total revenue for the first quarter 2021 increased 72% to $2.2 million compared to $1.3 million for the first quarter 2020.

○	Revenues from product sales increased 113% to $1.7 million compared to $0.8 million in the first quarter of 2020, related primarily to increased demand for the Company’s commercial and residential products.
○	Revenues from network fees, warranty fees, grants/rebates, and other revenues increased 100% to $0.4 million as compared to $0.2 million in the first quarter of 2020, related to the increase in EV charging stations in the Company’s network.
○	Revenues from charging services decreased to $0.2 million as compared to $0.3 million in the first quarter of 2020, related primarily to a decrease in EV charging due to the COVID-19 pandemic.

●	Net loss was $7.4 million or $(0.18) per basic and diluted share compared to net loss of $3.0 million or $(0.11) in the first quarter of 2020. First quarter 2021 net loss includes increases in operating expenses including increases in new personnel, specifically in the technology, sales and operations departments, in anticipation for accelerated growth of the Company.
●	On March 31, 2021, cash and marketable securities were $232.2 million compared to $22.3 million at December 31, 2020.

Subsequent to the close of the quarter, on May 11, 2021, Blink announced the acquisition of European EV charging operator, Blue Corner N.V., and its portfolio of 7,071 charging ports. The acquisition was made with a combination of cash and stock for €20 million (or approximately $24 million) and gives Blink complete operational control of Blue Corner and its EV charging assets. The acquisition is part of Blink’s broader strategic international expansion plans and provides the Company a significant infrastructure footprint in the region. Blue Corner chargers are located at 3,813 locations across Belgium, Luxembourg, the Netherlands and France. To facilitate Blink’s European expansion, the Company also announced the creation of Blink Holdings BV, a new company headquartered in Amsterdam, which is expected to drive the growth of Blink’s European presence.

“Blink is off to a strong start and solidly positioned to drive growth as we move through the balance of 2021. We are excited by the opportunities we see in the marketplace, and as evidenced during the first quarter, we are perfectly situated to capitalize on these opportunities. It is an exciting and transformative time for the industry and Blink. We are optimistic about our future and our leadership role in the worldwide EV charging infrastructure industry,” stated Michael D. Farkas, Founder and Chief Executive Officer of Blink.

“As a key contributor to the expanding EV landscape, we are continuously looking for opportunities to strategically increase our global assets while also making EV charging more accessible. As such, we are very excited about this week’s announced acquisition of Blue Corner and the opportunity it provides Blink to establish a significant presence in Europe immediately. International expansion is fundamental to our growth, and we believe this acquisition will accelerate the success we are already achieving in Europe,” Mr. Farkas continued. “Blink’s European expansion allows the Company to capitalize on the robust European EV industry where EVs comprise of a large and growing share of the automotive market. Sales of plug-in EVs in Europe rose 137% last year compared to 4% growth in the U.S.”

Brendan Jones, President of Blink, commented, “We started 2021 with strong revenue and sales growth and continued progress with our owner/operator business model, which we believe will further contribute to our upward growth for the year. We are energized by the momentum we see in our industry and the substantial interest we’re seeing for Blink chargers. The establishment of EV infrastructure is becoming a priority in the U.S. and worldwide as government entities, businesses, and local communities increasingly encourage the adoption of electric vehicles to promote sustainability and a greener, cleaner environment. Blink is pursuing and is poised to capture the many current, and future charging opportunities as the world evolves to widespread EV use and seeks reliable, fast, and accessible EV infrastructure to support this transition.”

“As we move through 2021, we remain intently focused on expanding our leadership role in the EV charging industry and extending our charging footprint, both domestically and internationally. We made tremendous progress during the first quarter, both in terms of new deployments and new distribution opportunities and partnerships. With our owner/operator business model, we target high density, high volume locations such as hotels, multi-family residences, and healthcare centers. We are also working with a broad range of countries, states, and municipalities to strengthen EV infrastructure as more individual drivers and fleets transition to greener transportation. The structure of our owner/operator agreements is comprised of long-term, renewable contracts with a revenue sharing model in which we receive payment each time a vehicle is charged at a Blink-owned unit, creating the potential to generate a valuable recurring revenue stream for many years to come as EV utilization increases,” stated Farkas.

Business Updates and Highlights

During the first quarter of 2021, the Company:

●	Received a grant from the state of Ohio Environmental Protection Agency to deploy 144 Blink-owned and operated high-speed Level 2 charging stations at 32 sites across the state, at locations such as healthcare centers, hotels, municipal parking lots, and others.
●	Announced the promotion of Brendan S. Jones to President of Blink Charging and his election to the Company’s Board of Directors.
●	Received a follow-on order from InterEnergy for an additional 150 fast-charging stations, including 100 Blink IQ 200 and 50 DCFC units to be deployed across the Dominican Republic.

●	Announced a collaboration with the state of Vermont to deploy 22 DCFCs and 22 Level 2 chargers across 11 sites in the state during the next two years.
●	Entered into a U.S. reseller agreement with Ingram Micro Inc., a leading global distributor of information technology, cloud and mobility products, for the sale of Blink’s residential EV charging stations.
●	Won the competitive bid process to provide the EV charging infrastructure for the city of San Antonio’s EVSA program, which initially enlists the Company to deploy up to 140 Blink-owned level 2 charging ports and 3 DCFCs throughout the city.
●	Announced the Company’s first deployment in the state of New Hampshire in the resort town of Waterville Valley; the Blink-owned units are the only EV charging stations available for nearly 30 miles.
●	Announced an initial order for 50 charging stations from InterEnergy, to further expand the Evergo network in Panama, which is expected to bring nearly 200 new EV charging stations to the country by the end of 2021.
●	Named to Forbes’ list of America’s Best Small Companies.
●	Signed a reseller agreement with Ballantyne Strong to offer Blink’s full line of charging stations to the broad base of cinema operators, theme parks and other entertainment and leisure-related locations that work with that company’s entertainment division.
●	Purchased a 10,000+ square foot office condominium in Miami Beach to house the Blink corporate headquarters and support the Company’s ongoing growth.

Subsequent to the first quarter of 2021, the Company:

●	Named seasoned renewables and EV charging executive, Harjinder Bhade, as Chief Technology Officer. Mr. Bhade will focus on the aggressive development of the Company’s product line-up and technology infrastructure.
●	Announced the first installation of Blink HQ 100 chargers by the municipality of Pedro Aguirre Cerda in Santiago, Chile to support the municipality’s new fleet of Nissan Leaf vehicles.
●	Sponsored the University of Cincinnati’s Bearcat Electric Vehicle (BEV) racing team, the University’s first all-electric formula racecar team.
●	Announced the deployment of 42 charging ports at ten Four Brothers Pizza Inn locations across New York. The 21 Blink-owned dual port chargers were made possible through the Charge ready program from the NY State Energy research and Development Authority (NYSERDA) and Make Ready incentives offered by New York utilities.
●	Upgraded 19 first-generation Blink EV charging stations in Plano, Texas to the Company’s IQ 200 fast Level 2 charging stations.
●	Entered into a reseller agreement with ev Transportation Services (“evTS”) to distribute the Blink IQ 200-M Portable EV charger along with its Firefly ESV essential services vehicle.
●	Deployed IQ 200 charging stations at the Native American Youth & Family Center in Portland, Oregon. The deployment was made possible with funding from the Portland General Electric Drive Change Fund, through the Oregon Clean Fuels Program and an Electric Mobility Grant from Pacific Power Oregon Electric, also through the Oregon Clean Fuels Program.
●	Signed an agreement with General Motors to offer GM EV customers more seamless access to publicly available Blink EV charging sites across the U.S. as part of GM’s Ultium Charge 360.
●	Announced a long-term agreement to deploy Blink EV charging stations at Fattal Hotel Group locations in Israel, Fattal is one of Israel’s leading hotel companies, with luxury hotels in 14 major tourist locations.

Earnings Conference Call:

The Company will host a conference call and webcast to discuss the first quarter 2021 results today, May 13, 2021 at 4:30 P.M., Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster4.com/Webcast/Page/2468/41158

To participate in the call by phone, dial (877) 876-9174 approximately five minutes prior to the scheduled start time. International callers please dial (785) 424-1669.

A replay of the teleconference will be available until June 13, 2021 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 41158.

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About Blink Charging

Blink Charging Co. (Nasdaq: BLNK, BLNKW) is a leader in electric vehicle (EV) charging equipment and has deployed over 23,000 charging stations, many of which are networked EV charging stations, enabling EV drivers to easily charge at any of the Company’s charging locations worldwide. Blink Charging’s principal line of products and services include its Blink EV charging network (“Blink Network”), EV charging equipment, and EV charging services. The Blink Network uses proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. With global EV purchases forecasted to rise to 10 million vehicles by 2025 from approximately 2 million in 2019, the Company has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs. For more information, please visit https://www.blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink Charging and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in Blink Charging’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Media Contact

PR@BlinkCharging.com

Blink Investor Relations Contact

IR@BlinkCharging.com

855-313-8187

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

jnesbett@institutionalms.com

BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(unaudited)
Assets

Current Assets:
Cash	$195,646,354	$22,341,433
Marketable securities	36,506,174	-
Accounts receivable and other receivables, net	1,003,620	347,967
Inventory, net	3,433,216	1,816,135
Prepaid expenses and other current assets	1,168,273	1,219,488

Total Current Assets	237,757,637	25,725,023
Restricted cash	74,873	76,399
Property and equipment, net	10,375,562	5,636,063
Operating lease right-of-use asset	1,785,810	615,825
Intangible assets, net	267,818	46,035
Goodwill	1,500,573	1,500,573
Other assets	175,826	387,617

Total Assets	$251,938,099	$33,987,535

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$3,112,090	$3,358,852
Accrued expenses and other current liabilities	2,098,384	1,328,834
Current portion of notes payable	439,960	574,161
Current portion of operating lease liabilities	524,241	403,915
Current portion of deferred revenue	610,812	479,486

Total Current Liabilities	6,785,487	6,145,248
Operating lease liabilities, non-current portion	1,448,522	285,501
Other liabilities	90,000	90,000
Notes payable- non-current portion	432,859	296,535
Deferred revenue, non-current portion	14,209	6,654

Total Liabilities	8,771,077	6,823,938

Series B Convertible Preferred Stock, 10,000 shares designated, 0 issued and outstanding as of March 31, 2021 and December 31, 2020	-	-

Commitments and contingencies (Note 8)

Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized;
Series A Convertible Preferred Stock, 20,000,000 shares designated, 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Series C Convertible Preferred Stock, 250,000 shares designated, 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Series D Convertible Preferred Stock, 13,000 shares designated, 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 41,945,414 and 35,951,097 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	41,945	35,951
Additional paid-in capital	437,897,038	214,479,094
Accumulated other comprehensive income	(56,038)	-
Accumulated deficit	(194,715,923)	(187,351,448)

Total Stockholders’ Equity	243,167,022	27,163,597

Total Liabilities and Stockholders’ Equity	$251,938,099	$33,987,535

BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For The Three Months Ended
	March 31,
	2021	2020

Revenues:
Product sales	$1,670,594	$777,423
Charging service revenue - company-owned charging stations	181,598	319,624
Network fees	109,856	55,559
Warranty	13,217	8,060
Grant and rebate	150,235	4,579
Ride-sharing services	45,512	-
Other	61,050	133,619

Total Revenues	2,232,062	1,298,864

Cost of Revenues:
Cost of product sales	1,117,915	603,998
Cost of charging services - company-owned charging stations	49,772	29,614
Host provider fees	126,421	85,429
Network costs	79,393	75,402
Warranty and repairs and maintenance	261,151	114,909
Ride-sharing services	246,117	-
Depreciation and amortization	254,914	80,790

Total Cost of Revenues	2,135,683	990,142

Gross Profit	96,379	308,722

Operating Expenses:
Compensation	4,748,151	2,114,467
General and administrative expenses	1,584,987	645,883
Other operating expenses	1,149,706	567,200

Total Operating Expenses	7,482,844	3,327,550

Loss From Operations	(7,386,465)	(3,018,828)

Other Income:
Interest income	14,997	15,853
Change in fair value of derivative and other accrued liabilities	6,993	521
Other income	-	41,354

Total Other Income	21,990	57,728

Net Loss	$(7,364,475)	$(2,961,100)

Net Loss Per Share:
Basic	$(0.18)	$(0.11)
Diluted	$(0.18)	$(0.11)

Weighted Average Number of
Common Shares Outstanding:
Basic	41,138,095	26,842,136
Diluted	41,138,095	26,842,136

BLINK CHARGING CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For The Three Months Ended
	March 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(7,364,475)	$(2,961,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	514,383	146,351
Dividend and interest income	-	(84,162)
Change in fair value of derivative and other accrued liabilities	6,993	521
Provision/(benefit) for bad debt	201,130	(59,170)
Benefit for slow moving and obsolete inventory	(81,861)	(10,878)
Non-cash compensation:
Common stock	28,538	(84,959)
Options	385,522	312,319
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(856,783)	(27,685)
Inventory	(1,964,638)	(76,267)
Prepaid expenses and other current assets	51,215	(1,356,043)
Other assets	211,791	-
Accounts payable and accrued expenses	304,861	618,469
Lease liabilities	(75,061)	(46,079)
Deferred revenue	138,881	215,542

Total Adjustments	(1,135,029)	(452,041)

Net Cash Used In Operating Activities	(8,499,504)	(3,413,141)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	-	1,100,516
Purchase of marketable securities	(36,562,212)	-
Purchases of property and equipment	(4,020,696)	(300,902)

Net Cash (Used In) Provided By Investing Activities	(40,582,908)	799,614

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	221,405,782	-
Proceeds from exercise of warrants	999,540	-
Payment of financing liability in connection with internal use software	(19,515)	(17,989)

Net Cash Provided By (Used In) Financing Activities	222,385,807	(17,989)

Net Increase (Decrease) In Cash	173,303,395	(2,631,516)

Cash and Restricted Cash - Beginning of Period	22,417,832	3,975,494

Cash and Restricted Cash - End of Period	$195,721,227	$1,343,978

Cash and restricted cash consisted of the following:
Cash	$195,646,354	$22,341,433
Restricted cash	74,873	-
	$195,721,227	$22,341,433

[1] Includes gross proceeds of $232,060,000, less issuance costs of $10,654,218.